UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 5, 2008

COMSYS IT PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27792	56-1930691
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File No.)	Identification Number)
4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(Address of Principal Executive Offices)
(713) 386-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On November 5, 2008, COMSYS IT Partners, Inc. (the “Company”) reported via press release its results of operations for its third quarter ended September 28, 2008. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Exhibit 99.1 discloses certain financial measures which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). We believe EBITDA to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. Additionally, our Debt to EBITDA ratio affects the interest rates we pay on our credit agreements. However, these measures should be considered in addition to, and not as a substitute, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.
Item 2.05. Costs Associated with Exit of Disposal Activities.
     On November 5, 2008, the Company announced a restructuring plan designed to improve operational efficiencies by relocating certain administrative functions primarily from the Washington, DC area and Portland, Oregon into its new Phoenix customer service center facility. The Company expects to record total charges in connection with the restructuring of approximately $3.3 million, including approximately $1.0 million related to employee termination costs and $2.3 million related to lease termination costs for its Gaithersburg, Maryland facility. All of these charges are expected to result in future cash expenditures. The Company expects the restructuring plan to result in a reduction of at least $1.6 million in annualized operating expenses beginning in the second quarter of 2009. All employee termination costs related to the restructuring plan are expected to be accrued and paid before the end of the second quarter of 2009. The Company will remain obligated under the Gaithersburg, Maryland lease through 2014.
     The information included in this Item 2.05 includes forward-looking statements. These forward-looking statements are subject to future events and uncertainties that could cause actual results to differ materially from anticipated results, including the events and uncertainties described in Exhibit 99.1 attached hereto and the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007. The Company undertakes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1     Press Release dated November 5, 2008
[SIGNATURE PAGE TO FOLLOW]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.
Date: November 5, 2008	By:	/s/ Amy Bobbitt
		Name:	Amy Bobbitt
		Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated November 5, 2008